UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 14, 2005

Centex Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	1-6776 (Commission File Number)	75-0778259 (IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number including area code: (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 14, 2005, Centex Corporation, a Nevada corporation (the “Corporation”), entered into an Indemnification Agreement with Ursula O. Fairbairn, who was elected to the Board of Directors at the Corporation’s 2005 Annual Meeting of Stockholders held on July 14, 2005. This Agreement, which was approved by the executive committee of the board of directors of the Corporation, is substantially the same as the form previously entered into with persons recently elected as directors of the Corporation. The Indemnification Agreement, among other things, indemnifies the director to the fullest extent permitted by Nevada law against certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts that may be incurred in connection with any claim, suit or proceeding to which the director becomes subject in connection with the director’s service as a director of the Corporation, and also provides for advancement of expenses by the Corporation. A copy of the form of Indemnification Agreement is attached as Exhibit 10.1 and is incorporated by reference.

Item 8.01. Other Events.

     On July 14, 2005, the Corporation announced the election of Ursula O. Fairbairn to its Board of Directors. A copy of the Corporation’s press release announcing the election is being furnished as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
Number	Exhibit Description
10.1	Form of Director Indemnification Agreement

99.1	Press Release dated July 14, 2005

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION
By:	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Secretary

Date: July 15, 2005

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description
10.1	Form of Director Indemnification Agreement

99.1	Press Release dated July 14, 2005